Exhibit 99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights”, “Statement of Additional Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 2 to the Registration Statement (No. 333-131842) being filed under the Securities Act of 1933 (Amendment No. 5 under the Investment Company Act of 1940), on Form N-1A by HealthShares™, Inc. and to the incorporation by reference therein of our report dated November 20, 2007 with respect to the financial statements and financial highlights of HealthShares™, Inc. consisting of HealthShares™ Autoimmune-Inflammation Exchange-Traded Fund, HealthShares™ Cancer Exchange-Traded Fund, HealthShares™ Cardio Devices Exchange-Traded Fund, HealthShares™ Cardiology Exchange-Traded Fund, HealthShares™ Dermatology and Wound Care Exchange-Traded Fund, HealthShares™ Diagnostics Exchange-Traded Fund, HealthShares™ Emerging Cancer Exchange-Traded Fund, HealthShares™ Enabling Technologies Exchange-Traded Fund, HealthShares™ European Drugs Exchange-Traded Fund, HealthShares™ European Medical Products and Devices Exchange-Traded Fund, HealthShares™ GI/Gender Health Exchange-Traded Fund, HealthShares™ Infectious Disease Exchange-Traded Fund, HealthShares™ Metabolic-Endocrine Disorders Exchange-Traded Fund, HealthShares™ Neuroscience Exchange-Traded Fund, HealthShares™ Ophthalmology Exchange-Traded Fund, HealthShares™ Orthopedic Repair Exchange-Traded Fund, HealthShares™ Patient Care Services Exchange-Traded Fund, HealthShares™ Respiratory/Pulmonary Exchange-Traded Fund and HealthShares™ Composite Exchange-Traded Fund included in its Annual Report (Form N-CSR) for the period ended September 30, 2007, filed with the Securities and Exchange Commission.

/s/ Eisner LLP

New York, New York
January 24, 2008